                                                                     EXHIBIT 2.2

                      AMENDMENT NO. 1 TO AGREEMENT AND PLAN
                            OF REORGANIZATION MERGER


         This Amendment No. 1, dated as of May 7, 2002 (this "Amendment"), to the Agreement and Plan of Reorganization and Merger, by and among Davel Communications, Inc., a Delaware corporation ("Davel"), Davel Financing Company, L.L.C., a Delaware limited liability company ("Davel Financing"), DF Merger Corp., a Delaware corporation and a wholly owned subsidiary of Davel Financing ("D Sub"), PT Merger Corp., an Ohio corporation and a wholly owned subsidiary of Davel Financing ("P Sub"), and PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), dated as of February 19, 2002 (the "Merger Agreement"). Except as otherwise indicated herein, capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties desire to amend certain provisions of the Merger Agreement as set forth in this Amendment;

         NOW, THEREFORE, the parties to the Merger Agreement hereby agree as follows:

         1. AMENDMENT. Section 8.10 of the Merger Agreement is hereby deleted in its entirety and restated as follows:

                  "From and after the PhoneTel Effective Time, until successors are duly elected or appointed in accordance with applicable law, the directors of Davel shall consist of the following individuals:
                  James N. Chapman, John D. Chichester, J. Francois Nion, Bruce W. Renard and Andrew C. Barrett."

         Except as expressly provided in this Amendment, all provisions of the Merger Agreement are affirmed in all respects and remain in full force and effect.

         2. COUNTERPARTS; EFFECTIVENESS. This Amendment may be signed in any number of counterparts (including by means of telecopied signature pages), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         3. SUCCESSORS AND ASSIGNS. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Amendment without the consent of the other parties hereto.

         4. GOVERNING LAW; JURISDICTION. This Amendment shall be construed in accordance with and governed by the law of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of Delaware and (b) the federal district courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

         5. AMENDMENTS; NON-WAIVERS. Any provision of this Amendment or the Merger Agreement may be amended or waived prior to the Closing if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the parties hereto or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED, HOWEVER, that no waiver by PhoneTel shall be effective unless consented to in writing by the PhoneTel Lenders. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         6. ENTIRE AGREEMENT. This Amendment, the Merger Agreement and the Confidentiality Agreement (including the documents and the instruments referred to therein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.



                                    * * * * *

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first written above.

                               DAVEL COMMUNICATIONS, INC.

                               By:      /s/ Bruce W. Renard
                                        --------------------
                                        Name: Bruce W. Renard
                                        Title: President

                               DAVEL FINANCING COMPANY, L.L.C.

                               By:      Davel Communications, Inc.
                               Its:     Sole Managing Member
                               By:      /s/ Bruce W. Renard
                                        --------------------
                                        Name: Bruce W. Renard
                                        Title: President

                               DF MERGER CORP.

                               By:      /s/ Bruce W. Renard
                                        --------------------
                                        Name: Bruce W. Renard
                                        Title: President

                               PT MERGER CORP.

                               By:      /s/ Bruce W. Renard
                                        --------------------
                                        Name: Bruce W. Renard
                                        Title: President

                               PHONETEL TECHNOLOGIES, INC.

                               By:      /s/ John D. Chichester
                                        ------------------------
                                        Name: John D. Chichester
                                        Title: President and Chief Executive
                                        Officer